Baum & Company, P.A.
                         4310 Sheridan Street-Suite 202
                            Hollywood, Florida 33021


                       Consent of Independent Accountants


We consent to the use of our report dated April 17, 2000 on our audit of the financial statements of Tidelands Oil & Gas Corporation as of December 31, 1999 and to all references to this firm included in the Form SB-2 Registration Statement of Tidelands Oil & Gas Corporation.

Hollywood, Florida                                     Baum & Company, P.A.
December 15, 2000